UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 3, 2004
(Date of earliest event reported)

3M COMPANY
(Exact name of registrant as specified in its charter)

File No. 1-3285
(Commission File Number)

Delaware	41-0417775
(State of incorporation)	(I.R.S. Employer
Identification Number)
3M Center	55144-1000
St. Paul, Minnesota	(Zip Code)

(Address of principal executive offices)

Registrant’s telephone, including area code:
(651) 733-1110

ITEM 5.   OTHER EVENTS.

Attached is a press release dated as of March 3, 2004 in connection with 3M Pharmaceuticals obtaining FDA approval for first immune response modifier to treat actinic keratosis.

This press release contains forward-looking statements that reflect the current beliefs of 3M. As with any pharmaceutical under development, there are substantial risks and uncertainties in the process of development and regulatory review. There are no guarantees that other indications for imiquimod will receive regulatory approval or prove to be commercially successful. For further discussion of these and other risks and uncertainties, see 3M’s filings with the United States Securities and Exchange Commission. 3M undertakes no duty to update forward looking statements.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits Required by Item 601 of Regulation S-K

EXHIBIT NO.	DESCRIPTION
99.1	Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY
By: /s/ Gregg M. Larson
Gregg M. Larson, Secretary

Dated: March 3, 2004